Exhibit 99.1

Second Sight Appoints Matthew J. Pfeffer to Its Board of Directors

Sylmar, CA, June 3, 2015 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics that provide functional vision to blind patients, today announced that Matthew J. Pfeffer, Corporate Vice President and Chief Financial Officer of MannKind Corporation, has been appointed to its Board of Directors effective immediately. Mr. Pfeffer qualifies as a financial expert under SEC regulations, and will serve as the Chair of the Committee.

“We are excited to welcome Matthew Pfeffer to the Board and to draw on his expertise as a seasoned life sciences executive and leader in our industry as we work to build the market for the Argus® II Retinal Prosthesis, advance our product pipeline, and build shareholder value,” said Dr. Robert Greenberg, President and CEO of Second Sight.

“Matthew Pfeffer will bring the same thoughtful financial leadership to Second Sight that he has delivered as Chief Financial Officer of MannKind. I am confident that he will make a meaningful and immediate contribution to our distinguished Board of Directors,” added Alfred E. Mann, Chairman of the Board of Directors of Second Sight and Executive Chairman of the Board of Directors of MannKind Corporation.

Since 2008, Mr. Pfeffer has been Corporate Vice President and Chief Financial Officer of MannKind Corporation.  Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc., with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as CFO of Cell Genesys, Inc. where during his nine year tenure he served as Director of Finance before being named CFO in 1998.  Mr. Pfeffer previously served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit, and Manager of Financial Reporting. Mr. Pfeffer is a Certified Public Accountant and began his career at Price Waterhouse.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and manufactures, the Argus® II Retinal Prosthesis intended to provide some useful vision to individuals with outer-retinal degenerations such as Retinitis Pigmentosa (RP). A trial with the Argus II Retinal Prosthesis is currently enrolling to test the safety and efficacy of the Argus II in patients with Dry AMD. Second Sight is also developing the OrionTM I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations:

Institutional Investors
In-Site Communications, Inc.

Lisa Wilson, President

T: 212-452-2793
E: lwilson@insitecony.com

individual Investors
MZ North America
Matt Hayden, Chairman
T: 949-259-4896

E: matt.hayden@mzgroup.us

Media Relations:
Pascale Communications, LLC
Audra Friis
T: 631-462-1726
E: audra@pascalecommunications.com